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                                                                   Exhibit 10.02



                            BLISS TECHNOLOGIES INC.
                               1536 First Street
                            Newton Falls, Ohio 44444



                                                     March 19, 1999


Carl H. Young, Esq.
General Counsel
HMI Industries Inc.
3631 Perkins Avenue
Cleveland, Ohio 44114


Re: HMI/Bliss
    ---------


Dear Carl:


     I refer to: (i) a Stock Purchase Agreement between Rhone Capital LLC and HMI Industries Inc., dated as of December 17, 1997, and amended as of February 11, 1998; (ii) an Escrow Agreement among HMI, Bliss Technologies Inc. (formerly known as Danube Inc.) and The Chase Manhattan Bank (as Escrow Agent), dated as of March 27, 1998; and (iii) an Assignment and Assumption Agreement dated as of March 27, 1998, whereby Bliss succeeded to all of Rhone's rights and obligations under the Stock Purchase Agreement. Terms defined in the Stock Purchase Agreement or the Escrow Agreement have the same meaning when used herein.

     A dispute between HMI and Bliss has arisen regarding certain representations, warranties and agreements of HMI in sections 3.15 and 5.8 and
Schedule 3.15 of the Stock Purchase Agreement that concern unusable and unsaleable inventory of the Company. Under Article VIII of the Stock Purchase Agreement, Bliss has sought indemnification by HMI in respect of its Claim relating to this dispute. By this Letter Agreement, HMI and Bliss agree to resolve the dispute as follows:

     1. Concurrent with the execution of this Letter Agreement, HMI will execute the enclosed Resolution Certificate Instructing the Escrow Agent to pay the entire amount of

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                                                                          -2-

Carl H. Young, Esq.


the Escrow Fund to Bliss within two business days following receipt of the Resolution Certificate by the Escrow Agent.

     2. HMI agrees to assert no Claim for indemnification under Article VIII of the Stock Purchase Agreement now or at any time in the future.

     3. In consideration of HMI's execution of the Resolution Certificate and its agreement to assert no claims for indemnification under Article VIII of the Stock Purchase Agreement, Bliss and all the Buyer Indemnified Parties agree to make no further Claim for indemnification under sections 8.2(a), 8.2(b) and 8.2(c) of the Stock Purchase Agreement. Bliss and the Buyer Indemnified Parties also agree to make no further Claim for indemnification under section 8.2(f) of the Stock Purchase Agreement, but only to the extent that such a Claim would arise from or be associated with any actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to matters referred to in sections 8.2(a), 8.2(b), and 8.2(c) of the Stock Purchase Agreement. Therefore, irrespective of the time limitation for the assertion of indemnification Claims by the Buyer set forth in section 8.3 of the Stock Purchase Agreement, Bliss agrees that no further indemnification Claims will be made under sections 8.2(a), 8.2(b), 8.2(c) and 8.2(f) (as limited by the previous sentence) of the Stock Purchase Agreement.

     4. Bliss also agrees not to require HMI to purchase any unusable or unsaleable inventory of Bliss pursuant to section 5.8 of the Stock Purchase Agreement.

     5. Bliss and the Buyer Environmental Indemnities further agree that they will not seek reimbursement for any monies actually paid in respect of Environmental Damages from the date of the Closing to and including March 31, 1999. In all other respects, section 8.5 of the Stock Purchase Agreement, including HMI's indemnification obligations thereunder, remain unmodified and in full force and effect.

     6. In connection with paragraph 3 above, Bliss agrees that HMI shall have the right to remove at their expense and dispose of raw materials covered by section 5.8 and schedule 3.15 of the Stock Purchase Agreement with a book value not greater than $50,000 by March 26, 1999.



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                                                                            -3-
Carl H. Young, Esq.


     Apart from the subject matter of this Letter Agreement, the terms of the Stock Purchase Agreement and the Escrow Agreement remain unmodified and in full force and effect. Your signature below will signify HMI's agreement to the terms of this Letter Agreement.


                              Sincerely,


                              By: /s/ M. Brett Herman
                                  ---------------------------------------------
                                  Name: M. Brett Herman
                                  Title: Vice President, Bliss Technologies Inc.


Agreed to:


/s/ Carl H. Young       3/19/99
--------------------------------
Carl H. Young, Esq.
General Counsel
HMI Industries Inc.